                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Emons Transportation Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee

[_]  $125 per Exchange Act Rules 0-11 (c)(1)(ii), or 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A,

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3),

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       EMONS TRANSPORTATION GROUP, INC.
                            96 South George Street
                           York, Pennsylvania 17401

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on November 18, 1999 at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401 (the "Meeting").

     I look forward to greeting you personally. The accompanying Proxy Statement describes the matters to be acted on at the Meeting, and I urge you to read it carefully.

     At the Meeting, your Board of Directors is recommending the election of seven directors and the appointment of Arthur Andersen LLP as independent public accountants. Your Board of Directors believes that the election of the seven directors and the appointment of Arthur Andersen LLP as independent public accountants are in the best interests of all stockholders and has unanimously recommended that you vote "FOR" both proposals.

     It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. In order for your vote to be counted, you must sign, date and return the enclosed proxy card or attend the Meeting in person. I urge you to sign and return the enclosed proxy card promptly.

                                       Sincerely,


                                       /s/ Robert Grossman

                                       Robert Grossman
                                       Chairman of the Board, Chief
                                       Executive Officer and President
York, Pennsylvania
October 15, 1999

                        EMONS TRANSPORTATION GROUP, INC.
                             96 South George Street
                            York, Pennsylvania 17401

                              ___________________

                         NOTICE OF 1999 ANNUAL MEETING
                                OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999

                               _________________

TO THE STOCKHOLDERS OF EMONS TRANSPORTATION GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Emons Transportation Group, Inc. (the "Company") will be held on Thursday, November 18, 1999, at 9:00 a.m., local time, at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, for the following purposes:

     (1) To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified;

     (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for its 2000 fiscal year; and

     (3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Provision is made on the enclosed proxy card(s) for your direction as to the matters set forth as items 1 and 2 above.

     Only holders of the Company's Common Stock of record, and holders of Common Stock represented by the Company's Convertible Preferred Stock not yet delivered to the Company for exchange, at the close of business on September 28, 1999 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders and at all adjournments thereof.

     A copy of the Company's Proxy Statement and Annual Report to Stockholders for the year ended June 30, 1999 is enclosed herewith.

     You are cordially invited to attend the meeting in person. If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of your shares. You must also bring a form of personal identification. Whether or not you plan to attend the meeting in person, you are urged to fill out, sign and mail promptly the enclosed proxy in the accompanying envelope on which no postage is required if mailed in the United States. If you attend the meeting, you may vote either in person or by proxy.

                                        By Order of the Board of Directors,


                                        /s/ Scott F. Ziegler
                                        -----------------------------------
                                        Scott F. Ziegler
                                        Secretary

York, Pennsylvania
October 15, 1999

                       EMONS TRANSPORTATION GROUP, INC.
                            96 South George Street
                           York, Pennsylvania 17401

                              ___________________

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 18, 1999

                              ___________________

                                 SOLICITATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board") of Emons Transportation Group, Inc. (the "Company"), to be voted at the Annual Meeting of holders ("Stockholders") of the Company's Common Stock, par value $.01 per share ("Common Stock"), to be held on November 18, 1999 (the "Meeting"), at 9:00 a.m., local time, at The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, and at any postponement or adjournments thereof, for the purposes set forth in the foregoing notice of the Meeting.
This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about October 15, 1999.

     Solicitation will be primarily by mail but may also be made by personal interview or by telephone, in each case by officers and regular employees of the Company who will not be additionally compensated therefore. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                    VOTING

     Holders of record at the close of business on September 28, 1999 (the "Record Date") of Common Stock will be entitled to vote at the Meeting.

     On the Record Date, there were 7,852,774 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote at the Meeting. Stockholders are not entitled to cumulate their votes on any matter considered at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date constitutes a quorum for the transaction of business by such holders at the Meeting. The election of directors shall be determined by the vote of the holders of a majority of the shares entitled to vote at the Meeting which are present in person or by proxy.

     At the Meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against any matter which requires the affirmative vote of a majority of the outstanding Common Stock. Abstentions will have no effect on the election of directors of the Company. However, in the case of a broker non-vote as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote will have no effect on the outcome of the vote on the matter, except that, in the case of any matter which requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote, a broker non-vote will have the same legal effect as a vote against the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

     The holder of 1,924,902 shares of Common Stock (or approximately 24.51% of the outstanding Common Stock) has advised the Company that it intends to vote such shares, in person or by proxy, proportionally in accordance with the votes cast on each matter by the other holders of the outstanding Common Stock. The holder holds such shares as escrow agent ("Escrow Agent") for and on behalf of
(i) holders of claims against and interests in Emons Industries, Inc. ("Industries") pursuant to the Second Amended and Restated Joint Plan of Reorganization of Industries and ET Railcar Corporation dated November 10, 1986 (the "Industries Reorganization Plan") and (ii) holders of claims against the Maryland and Pennsylvania Railroad Company, a wholly-owned subsidiary of the Company ("MPA"), pursuant to a Settlement Agreement dated as of December 19, 1986 among MPA and certain secured creditors of MPA. In such capacity the Escrow Agent has the right to vote such shares. See "PRINCIPAL STOCKHOLDERS OF THE COMPANY."

     Proxies in the enclosed form are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the Meeting, whether or not the stockholder attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with the stockholder's directions. In the absence of specific directions, properly executed proxies will be voted "FOR" the election of seven directors and "FOR" the ratification of the appointment of Arthur Andersen LLP as independent public accountants. A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting such stockholder's shares in person.


                             ELECTION OF DIRECTORS

     The by-laws of the Company provide that the number of directors of the Company shall be determined by the Board of Directors. The Board has set the number of directors at seven. The directors are to be elected at the Meeting by the holders of Common Stock, to hold office until their successors have been elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the nominees named below. All of the seven nominees are now directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee shall become unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board.

     The nominees are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees for director named below were elected by the stockholders to their present terms as directors at the annual meeting in 1998.

                                                                                                               Director
   Nominee                                Age                          Principal Occupation                     Since*
   -------                                ---                          --------------------                     ------
Michael J. Blake                           56              Chairman of MedVision, Inc., Vallon, Inc.,            1997
                                                           EdView, Inc. and Robinson, Blake, George &
                                                           Danzis, Inc.

Robert Grossman                            58              Chairman of the Board, Chief Executive                1972
                                                           Officer and President of the Company

Kimberly A. Madigan                        43              Vice President - Human Resources for                  1995
                                                           Canadian National Railway U.S. Operations

Robert J. Smallacombe                      66              President and Chief Executive Officer of              1983
                                                           Executive Advisory Group Ltd.

Alfred P. Smith                            45              Vice President - Locomotive Marketing for             1992
                                                           GATX Capital Corp.

Dean H. Wise                               45              Partner at Norbridge, Inc.                            1996

Scott F. Ziegler                           43              Senior Vice President and Chief Financial             1997
                                                           Officer, Controller and Secretary of the
                                                           Company

* Dates set forth in this column include periods served as director of Industries prior to the creation of the Company in 1986.

     Michael J. Blake. Mr. Blake has been Chairman of Robinson, Blake, George & Danzis, Inc., an investment firm located in Minneapolis, Minnesota, since December 1992, Chairman of MedVision, Inc., an imaging company located in Minneapolis, Minnesota, since April 1994, Chairman of Vallon, Inc., a website developer located in Minneapolis, Minnesota, since November 1995, and Chairman of EdView, Inc., an internet software developer located in Minneapolis, Minnesota, since January 1997. Mr. Blake was a Director of the Minneapolis Grain Exchange, a futures exchange, located in Minneapolis, Minnesota, from October 1990 to October 1998. Mr. Blake was a Director of BDS Communications, Inc. located in Mechanicsburg, Pennsylvania, from August 1991 to February 1996. Mr. Blake was also Chairman of MedIntell Systems Corporation located in Minneapolis, Minnesota, from July 1993 to April 1995.

     Robert Grossman. Mr. Grossman, who devotes all of his business time to the affairs of the Company, has been a Director and the Chairman of the Board and Chief Executive Officer of the Company since its inception in December 1986 and was President of the Company until September 1996. In September 1997, Mr. Grossman reassumed the position of President of the Company. He is now, and for more than five years has been, the Chairman of the Board, President, or Chief Executive Officer of each direct or indirect wholly-owned subsidiary of the Company except for Emons Finance Corp. Mr. Grossman has held various offices with the Company or its subsidiaries since 1971.

     Kimberly A. Madigan. Ms. Madigan has been Vice President - Human Resources for Canadian National Railway U.S. Operations located in Chicago, Illinois, since May 1, 1999. Ms. Madigan was a Principal of Chambers, Conlon & Hartwell, a company which consults on transportation and government relations issues located in Washington, D.C., from December 1993 to April 1999. Ms. Madigan also served as the President of the National Railroad Construction and Maintenance Association located in Washington, D.C., from September 1996 until April 1999. Ms. Madigan was a member of the National Mediation Board located in Washington, D.C., which directs the actions and policies of the government agency charged with the administration of the Railway Labor Act, from August 1990 to July 1992 and Chairman of the National Mediation Board located in Washington D.C., from July 1992 to December 1993.

     Robert J. Smallacombe. Mr. Smallacombe has been President and Chief Executive Officer of Executive Advisory Group Ltd., a consulting and management services firm located in Hobe Sound, Florida, since March 1986. From June 1996 through May 1997, Mr. Smallacombe had served as a Director for Northstar Rehabilitation, Inc., located in Indiana, Pennsylvania, and as Chairman of its Audit Committee. He also served as its Chief Executive Officer from April through May 1997. Mr. Smallacombe has been a Director of Allied Devices Corporation, located in Baldwin, New York, since July 1996. He was President and Chief Operating Officer of O'Brien Environmental Energy, Inc., located in Philadelphia, Pennsylvania, from September 1994 to May 1996. On September 28, 1994, O'Brien Environmental Energy, Inc., filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of New Jersey.

     Alfred P. Smith. Mr. Smith has been Vice President - Locomotive Marketing for GATX Capital Corp., a financial services company located in San Francisco, California, since November 1998. Mr. Smith was General Manager - Network Operations of Canadian National Railway Company located in Edmonton, Alberta, Canada, from August 1998 until November 1998 and was Assistant Chief of Transportation of Canadian National Railway Company located in Edmonton, Alberta, Canada, from September 1997 until August 1998. Mr. Smith was the President and Chief Operating Officer of the Company from September 1996 to September 1997 and the President of the Maryland and Pennsylvania Railroad Company from January 1987 to September 1997 and Yorkrail, Inc. from December 1987 to September 1997. Mr. Smith was the President and Chief Operating Officer of Maine Intermodal Transportation, Inc. from September 1994 to September 1997 and the St. Lawrence & Atlantic Railroad Company from May 1989 to September 1997. Mr. Smith was Executive Vice President of the Company from September 1992 to September 1996 and was Vice President of the Company from January 1987 to September 1992.

     Dean H. Wise. Mr. Wise has been a Partner with Norbridge, Inc. (formerly Carlisle, Fagan, Gaskins & Wise, Inc.), a management consulting firm based in Concord, Massachusetts, specializing in transportation and logistics services since April 1995. Mr. Wise held various positions, most recently as Vice President, at Mercer Management Consulting, Inc., a management consulting firm located in Lexington, Massachusetts, from July 1983 until March 1995.

     Scott F. Ziegler. Mr. Ziegler has been Senior Vice President and Chief Financial Officer, Controller and Secretary of the Company since September 1998, was Vice President - Finance, Controller and Secretary of the Company from September 1996 until September 1998 and was Vice President, Controller and Secretary from January 1993 until September 1996. Mr. Ziegler has been Senior Vice President and Chief Financial Officer, Controller and Secretary of each of the Company's subsidiaries except for Emons Finance Corp. since November 1998, was Vice President - Finance, Controller and Secretary of each of the Company's subsidiaries except for Emons Finance Corp. from November 1996 until November 1998, and was Vice President, Controller and Secretary of each of the Company's subsidiaries except for Emons Finance Corp. from January 1993 to November 1996.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: an Audit Committee, a Management Compensation Committee and an Executive Committee.

     Audit Committee. The Audit Committee is charged with recommending appointment of the independent auditors, consulting with the independent auditors, and reviewing the results of independent audits and the audit report with the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company, as it deems necessary. The members of the Audit Committee are Kimberly A. Madigan, Robert
J. Smallacombe and Dean H. Wise.

     Management Compensation Committee. The Management Compensation Committee reviews, and recommends to the Board of Directors, the compensation of executive officers of the Company and reviews and recommends to the Board of Directors the adoption of any compensation plans in which officers are eligible to participate. The Management Compensation Committee also administers the Company's 1996 and 1986 Stock Option Plans, Incentive Compensation Plan and 1991 Restricted Stock Plan. The members of the Management Compensation Committee are Kimberly A. Madigan, Robert J. Smallacombe and Dean H. Wise.

     Executive Committee. The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board of Directors, except as limited by the Company's Certificate of Incorporation, in the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the Executive Committee are Robert Grossman, Scott F. Ziegler and Kimberly A. Madigan.

     During the fiscal year ended June 30, 1999, the Board of Directors of the Company held four regularly scheduled meetings and four special meetings. The Management Compensation Committee held four meetings, and the Audit Committee held two meetings. The Executive Committee held no meetings. Each director who is standing for re-election attended 100% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they served except Mr. Blake who missed one meeting of the Board of Directors.

     The Company currently pays each director who is not a full-time employee of the Company a yearly retainer of $10,000 and a fee of $500 for each Board meeting attended or committee meeting attended which is not held on the same day as a Board meeting. A fee of $250 is paid to each director who is not a full-time employee for each telephonic Board meeting attended and for each committee meeting held the same day as a meeting of the Board. During the 1999 fiscal year, non-employee directors Ms. Madigan and Messrs. Smallacombe, Smith, Wise and Blake have received options to purchase 42,500 shares of Common Stock (in the aggregate) at an exercise price of $2.50 per share.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company:

     Name                   Age                               Principal Position with the Company
     ----                   ---                               -----------------------------------
Robert Grossman              58            Chairman of the Board, Chief Executive Officer and President of the
                                           Company and Chairman or President of each of its direct and indirect wholly-owned subsidiaries except for Emons Finance Corp.

Scott F. Ziegler             43            Senior Vice President and Chief Financial Officer, Controller and
                                           Secretary of the Company and each of its direct and indirect wholly-owned subsidiaries except for Emons Finance Corp.

Matthew C. Jacobson          38            Vice President of the Company, and President and Chief Operating Officer
                                           of Maine Intermodal Transportation, Inc., St. Lawrence & Atlantic
                                           Railroad Company and St. Lawrence & Atlantic Railroad (Quebec) Inc. and
                                           President of SLR Leasing Corp.

Phillip A. DuPont            58            Vice President of the Company, and President and Chief Operating Officer
                                           of the Maryland and Pennsylvania Railroad Company, Penn Eastern Rail
                                           Lines, Inc., Yorkrail, Inc. and Emons Logistics Services, Inc.

     Robert Grossman. For information regarding Mr. Grossman, see "ELECTION OF DIRECTORS," above.

     Scott F. Ziegler. For information regarding Mr. Ziegler, see "ELECTION OF DIRECTORS," above.

     Matthew C. Jacobson. Mr. Jacobson has been a Vice President of the Company since September 1996 and has been President and Chief Operating Officer of Maine Intermodal Transportation, Inc. and St. Lawrence & Atlantic Railroad Company since June 1998, and St. Lawrence & Atlantic Railroad (Quebec) Inc. since November 1998. Mr. Jacobson has been President of SLR Leasing Corp. since November 1998. Mr. Jacobson was Vice President of Maine Intermodal Transportation, Inc. and St. Lawrence & Atlantic Railroad Company from May 1996 until June 1998. Mr. Jacobson was an International Sales Manager of an affiliate of Sea-Land Service, Inc. located in Boston, Massachusetts from August 1995 to April 1996. Mr. Jacobson was an Account Manager of CSX Transportation, Inc. located in Pittsburgh, Pennsylvania and Jacksonville, Florida from December 1993 to August 1995.

     Phillip A. DuPont. Mr. DuPont has been a Vice President of the Company since September 1997 and has been President and Chief Operating Officer of the Maryland and Pennsylvania Railroad Company, Penn Eastern Rail Lines, Inc., Yorkrail, Inc. and Emons Logistics Services, Inc. since June 1998. Mr. DuPont was Vice President of the Maryland and Pennsylvania Railroad Company, Yorkrail, Inc. and Emons Logistics Services, Inc. from September 1997 until June 1998 and was Vice President - Marketing of Penn Eastern Rail Lines, Inc. from November 1997 until June 1998. Mr. DuPont was Logistics Manager of the Company from November 1996 to September 1997. Mr. DuPont was a self-employed transportation consultant from May 1996 to November 1996, with a business address of Malvern, Pennsylvania. Mr. DuPont was employed by Conrail and its predecessors for over thirty years and was most recently employed by Conrail as a Manager of Customer Development from September 1995 to May 1996, with a business address of Albany, New York and an Account Executive from January 1994 to February 1995, with a business address of Philadelphia, Pennsylvania.

     The term of office of each officer expires at the first meeting of directors of the Company following the Meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation earned in each of the Company's last three fiscal years by the Chief Executive Officer and the other executive officers of the Company or its subsidiaries, whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1999 (a "Named Executive Officer").


                                                                      --------------------------------------
                                                                              Long-Term Compensation
                             -------------------------------------------------------------------------------
                                     Annual Compensation                        Awards             Payouts
-----------------------------------------------------------------------------------------------------------------------------
                                                                      Restricted     Securities                 All Other
 Name and                                            Other Annual        Stock       Underlying       LTIP       Compen-
 Principal         Fiscal    Salary        Bonus     Compensation      Award(s)       Options/      Payouts      sation
 Position           Year       ($)          ($)           ($)             ($)          SARs(#)        ($)          ($)
-----------------------------------------------------------------------------------------------------------------------------
Robert Grossman,      1999    250,000     175,000          *                  -/1/             -       -           21,896/2/
Chairman of the
Board, Chief          1998    233,187      84,800          *                  -                -       -           19,800
Executive Officer
and President         1997    212,000      30,085          *                  -           50,000       -           20,206
-----------------------------------------------------------------------------------------------------------------------------

Scott F. Ziegler,     1999    125,769      64,312          *                  -/3/        25,000       -            7,782/4/
Senior Vice
President and         1998     98,365      31,500          *                  -           15,000       -            7,255
Chief Financial
Officer, Controller   1997     88,499       8,940          *                  -           50,000       -            7,214
and Secretary
-----------------------------------------------------------------------------------------------------------------------------

Phillip A. DuPont,    1999     89,232      36,000        20,652/5/       40,781/6/        25,000       -                -
Vice President
                      1998     71,132      26,000        13,713          47,340           60,000       -                -

                      1997     29,214       8,886         3,350          16,250            5,000       -                -
-----------------------------------------------------------------------------------------------------------------------------

Matthew C. Jacobson,  1999     99,226      40,500        15,710/7/            -/8/        25,000       -                -
Vice President
                      1998     85,450      24,000        15,295               -           40,000       -                -

                      1997     77,553       3,769        11,152         109,375           10,000       -                -
-----------------------------------------------------------------------------------------------------------------------------

* Denotes perquisites and other personal benefits, securities or property the aggregate amount of which is the lesser of $50,000 or ten percent (10%) of the total of annual salary and bonus reported.

/1/ As of September 28, 1999, Mr. Grossman had 117,500 vested and 7,500 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1999, the unvested shares of Restricted Common Stock were valued at $2.375 per share.

/2/ During the 1999 fiscal year, the Company paid $5,814 toward life insurance benefits, $5,179 toward long-term disability benefits, $785 toward 401(k) benefits and a $10,118 automobile allowance on behalf of Mr. Grossman.

/3/ As of September 28, 1999, Mr. Ziegler had 32,900 vested and 2,100 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1999, the unvested shares of Restricted Common Stock were valued at $2.375 per share.

/4/ During the 1999 fiscal year, the Company paid $882 toward life insurance benefits, $445 toward long-term disability benefits, $688 toward 401(k) benefits and a $5,626 automobile allowance on behalf of Mr. Ziegler. In the same period, Mr. Ziegler's compensation included $141 of imputed interest, calculated at 8% per annum, on an interest-free loan of $4,101 made to Mr. Ziegler by the Company on July 31, 1998, which matured on May 14, 1999.

/5/ During the 1999 fiscal year, the Company paid $4,718 toward life insurance benefits, $392 toward long-term disability benefits, $363 toward 401(k) benefits, a $7,100 relocation allowance and a $7,803 automobile allowance on behalf of Mr. DuPont. In the same period, Mr. DuPont's compensation included $276 of imputed interest, calculated at 8% per annum, on an interest-free loan of $8,010 made to Mr. DuPont by the Company on July 31, 1998, which matured on May 14, 1999.

/6/ As of September 28, 1999, Mr. DuPont had 15,000 vested and 20,000 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1999, the unvested shares of Restricted Common Stock were valued at $2.375 per share.

/7/ During the 1999 fiscal year, the Company paid $306 toward life insurance benefits, $418 toward long-term disability benefits, $597 toward 401(k) benefits and a $14,237 automobile allowance on behalf of Mr. Jacobson. In the same period, Mr. Jacobson's compensation included $152 of imputed interest, calculated at 8% per annum, on an interest-free loan of $4,398 made to Mr. Jacobson by the Company on July 31, 1998, which matured on May 14, 1999.

/8/ As of September 28, 1999, Mr. Jacobson had 10,500 vested and 24,500 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask prices on June 30, 1999, the unvested shares of Restricted Common Stock were valued at $2.375 per share.

     No stock appreciation rights were granted to a Named Executive Officer by the Company or its subsidiaries during the fiscal year ended June 30, 1999.

     No awards were made to a Named Executive Officer of the Company or its subsidiaries pursuant to a long-term incentive plan during the fiscal year ended June 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                         Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of
                                      Number of                Total
                                     Securities         Options/SARs
                                     Underlying           Granted to               Exercise or
                                     Option/SARs            Employees in           Base Price   Expiration    Grant Date
      Name                           Granted (#)            Fiscal Year              ($/Sh)        Date     Present Value/1/
------------------------------------------------------------------------------------------------------------------------------------
Michael J. Blake                        10,000/2/               7.0%                $2.50        2/21/09       $18,500
------------------------------------------------------------------------------------------------------------------------------------
Phillip A. DuPont                       25,000/3/              17.5%                $2.50        2/21/09       $46,250
------------------------------------------------------------------------------------------------------------------------------------
Matthew C. Jacobson                     25,000/3/              17.5%                $2.50        2/21/09       $46,250
------------------------------------------------------------------------------------------------------------------------------------
Kimberly A. Madigan                      7,500/2/               5.2%                $2.50        2/21/09       $13,875
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Smallacombe                    7,500/2/               5.2%                $2.50        2/21/09       $13,875
------------------------------------------------------------------------------------------------------------------------------------
Alfred P. Smith                         10,000/2/               7.0%                $2.50        2/21/09       $18,500
------------------------------------------------------------------------------------------------------------------------------------
Dean H. Wise                             7,500/2/               5.2%                $2.50        2/21/09       $13,875
------------------------------------------------------------------------------------------------------------------------------------
Scott F. Ziegler                        25,000/3/              17.5%                $2.50        2/21/09       $46,250
------------------------------------------------------------------------------------------------------------------------------------

/1/   The grant date present value is calculated using the Black-Scholes Option
Pricing Model based on the assumptions that the volatility of the Common Stock is 60.14%, the risk-free rate of return is 5.07%, the dividend yield on the Common Stock is 0% and the expected time until an option is exercised is 10 years after the grant date.

/2/   Options granted to Messrs. Blake, Smallacombe, Smith and Wise and Ms.
Madigan vest over a three-year period and become fully exercisable on February 22, 2002.

/3/   Options granted to Messrs. DuPont, Jacobson and Ziegler vest over a five-
year period and become fully exercisable on February 22, 2004.

Employment and Termination Agreements

     On June 17, 1998, the Company entered into an amendment to the Amended and Restated Employment Agreement (the "Amended Agreement") with Mr. Grossman to employ him as the Company's Chairman of the Board and Chief Executive Officer for a term commencing on December 31, 1997 and ending December 31, 2002, which term shall be extended for additional one-year terms unless sixty (60) days' prior written notice of termination is given by Mr. Grossman or the Company.
The Amended Agreement also provides for an increase in Mr. Grossman's annual salary. Pursuant to the terms of the Amended Agreement, if Mr. Grossman's employment is terminated other than for due cause, death or disability, he shall be entitled to a payment equal to twenty-four months' base salary at a rate equal to the highest annualized rate in effect during the six months prior to such termination. The Company shall also continue Mr. Grossman's health, disability and life insurance benefits and car allowance for twenty-four months after such termination. A change in control of the Company or constructive demotion of Mr. Grossman by the Company may constitute a termination under the Amended Agreement.

     On December 1, 1997, the Company entered into Change of Control Agreements with each of Messrs. DuPont, Jacobson and Ziegler, which, as amended on November 19, 1998, provide that upon the date of a change of control of the Company each such person shall be entitled to a payment equal to twenty-four months' base salary at a rate equal to the highest annualized rate in effect for such person during the six months prior to such change of control. Such Change of Control Agreements also provide that each covered person shall be given the right to assume the life, disability, health, hospitalization, surgical and other major medical insurance provided to him by the Company for such twenty-four month period following a change of control and that the Company shall pay all premiums to maintain such coverage thereof, unless prohibited by the insurer or by law, in which case the Company shall provide the economic equivalent thereof.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of September 28, 1999, by each director and each nominee for director individually and all nine directors and executive officers as a group. Each non-employee director and each executive officer of the Company has been granted options to purchase Common Stock.


                                                              Amount and Nature of            Percent
   Title of Class          Name of Beneficial Owner+          Beneficial Ownership           of Class
   --------------          -------------------------          --------------------           --------
Common Stock                    Robert Grossman                        596,814/1/              7.26%

Common Stock                    Michael J. Blake                       421,100/2/              5.36%

Common Stock                    Scott F. Ziegler                       106,500/3/              1.34%

Common Stock                   Phillip A. DuPont                        80,000/4/              1.02%

Common Stock                 Robert J. Smallacombe                      65,000/5/                *

Common Stock                  Matthew C. Jacobson                       61,000/6/                *

Common Stock                    Alfred P. Smith                         56,500/7/                *

Common Stock                      Dean H. Wise                          46,666/8/                *

Common Stock                  Kimberly A. Madigan                       26,000/9/                *

Common Stock              All directors and executive                1,459,580/10/            17.29%
                        officers as a group, (9 persons)

     None of the executive officers and directors of the Company engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

     None of the current executive officers and directors of the Company failed to file, or failed to file on a timely basis, a Form 3 with the Securities and Exchange Commission stating that they have assumed the responsibilities of such respective office.


___________________

+    The address for all directors and executive officers is c/o Emons
Transportation Group, Inc., 96 South George Street, York, Pennsylvania 17401-
1436.

* Percentage of shares beneficially owned does not exceed one percent of Common Stock outstanding.

/1/ Includes (i) 1,000 shares owned by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership; (ii) 7,500 shares of Restricted Common Stock which have not vested as of September 28, 1999 and are subject to risk of forfeiture; and (iii) options to purchase 50,000 shares of Common Stock at a price of $.906 per share, 300,000 shares of Common Stock at a price of $1.0625 per share and 20,000 shares of Common Stock at a price of $3.25 per share which are currently exercisable. Does not include unvested options to purchase 30,000 shares of Common Stock at a price of $3.25 per share.

/2/ Includes options to purchase 10,000 shares of Common Stock at a price of $3.2188 per share which are currently exercisable or will become exercisable within 60 days. Does not include unvested options to purchase 5,000 shares of Common Stock at a price of $3.2188 per share and 10,000 shares of Common Stock at a price of $2.50 per share.

/3/ Includes (i) 2,100 shares of Restricted Common Stock which have not vested as of September 28, 1999 and are subject to risk of forfeiture; and (ii) options to purchase 25,000 shares of Common Stock at a price of $.8125 per share, 20,000 shares of Common Stock at a price of $1.0625 per share, 20,000 shares of Common Stock at a price of $3.25 per share and 3,000 shares of Common Stock at a price of $2.875 per share which are currently exercisable. Does not include unvested options to purchase 5,000 shares of Common Stock at a price of $1.0625 per share, 30,000 shares of Common Stock at a price of $3.25 per share, 12,000 shares of Common Stock at a price of $2.875 per share and 25,000 shares of Common Stock at a price of $2.50 per share.

/4/ Includes (i) 20,000 shares of Restricted Common Stock which have not vested as of September 28, 1999 and are subject to risk of forfeiture; and (ii) options to purchase 3,000 shares of Common Stock at a price of $2.5625 per share, 6,000 shares of Common Stock at a price of $1.875 per share, 6,000 shares of Common Stock at a price of $3.1563 per share, 5,000 shares of common stock at a price of $3.9063 per share and 5,000 shares of Common Stock at a price of $2.875 per share which are currently exercisable or will become exercisable within 60 days. Does not include unvested options to purchase 2,000 shares of Common Stock at a price of $2.5625 per share, 9,000 shares of Common Stock at a price of $1.875 per share, 9,000 shares of Common Stock at a price of $3.1563 per share, 10,000 shares of Common Stock at a price of $3.9063 per share, 10,000 shares of Common Stock at a price of $2.875 per share and 25,000 shares of Common Stock at a price of $2.50 per share.

/5/ Includes options to purchase 10,000 shares of Common Stock at a price of $.906 per share, 15,000 shares of Common Stock at a price of $1.0625 per share and 10,000 shares of Common Stock at a price of $2.2813 per share which are currently exercisable. Does not include unvested options to purchase 5,000 shares of Common Stock at a price of $2.2813 per share and 7,500 shares of Common Stock at a price of $2.50 per share.

/6/ Includes (i) 24,500 shares of Restricted Common Stock which have not vested as of September 28, 1999 and are subject to risk of forfeiture; and (ii) options to purchase 9,000 shares of Common Stock at a price of $1.25 per share, 4,000 shares of Common Stock at a price of $3.25 per share, 10,000 shares of Common Stock at a price of $1.875 per share and 3,000 shares of Common Stock at a price of $2.875 per share which are currently exercisable. Does not include unvested options to purchase 6,000 shares of Common Stock at a price of $1.25 per share, 6,000 shares of Common Stock at a price of $3.25 per share, 15,000 shares of Common Stock at a price of $1.875 per share, 12,000 shares of Common Stock at a price of $2.875 per share and 25,000 shares of Common Stock at a price of $2.50 per share.

/7/ Includes options to purchase 10,000 shares of Common Stock at a price of $3.2188 per share which are currently exercisable or will become exercisable within 60 days. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $3.2188 per share and 10,000 shares of Common Stock at a price of $2.50 per share.

/8/ Includes options to purchase 15,000 shares of Common Stock at a price of $1.6875 per share and 6,666 shares of Common Stock at a price of $3.25 per share which are currently exercisable. Does not include unvested options to purchase 3,334 shares of Common Stock at a price of $3.25 per share and 7,500 shares of Common Stock at a price of $2.50 per share.

/9/ Includes options to purchase 15,000 shares of Common Stock at a price of $2.4375 per share and 10,000 shares of Common Stock at a price of $1.375 per share which are currently exercisable. Does not include unvested options to purchase 7,500 shares of Common Stock at a price of $2.50 per share.

/10/ See notes 1 through 9 above.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information regarding ownership of the Company's equity securities as of September 28, 1999 by each person who is known to the Company to own beneficially more than 5% of its voting securities:

                              Name and Address of             Amount and Nature of            Percent
    Title of Class              Beneficial Owner              Beneficial Ownership           of Class
    --------------              ----------------              --------------------           --------
Common Stock              IBJ Whitehall Bank & Trust              1,924,902/1/                24.51%
                          Company
                          One State Street
                          New York, New York 10004

Common Stock              Robert Grossman                            596,814                   7.26%
                          96 South George Street
                          York, Pennsylvania 17401

Common Stock              Chase Manhattan Bank                       554,868                   7.07%
                          One Chase Manhattan Plaza
                          10th Floor
                          New York, New York  10051

Common Stock              Michael J. Blake                           421,100                   5.36%
                          96 South George Street
                          York, Pennsylvania 17401

Common Stock              First Union National Bank                  392,711                   5.00%
                          123 Broad Street
                          Philadelphia, Pennsylvania 19109

______________

/1/ The shares owned of record by IBJ Whitehall Bank & Trust Company are owned by it in its capacity as Escrow Agent acting for and on behalf of certain holders of claims and interests in Industries, which shares shall be distributed on a quarterly basis pro rata to holders of certain allowed claims under the Industries Reorganization Plan. The Escrow Agent, as record owner of those shares, has the power to vote those shares and has expressed its intention to vote such shares, in person or by proxy, proportionally in accordance with the votes cast on each matter by the other holders of the outstanding Common Stock. The number of shares of Common Stock to be distributed to any one holder of claims depends upon the resolution of certain contingent liabilities of Industries. It is not possible to determine at this time either the manner in which those contingent liabilities will be resolved or the resulting disposition of the shares of Common Stock currently held by the Escrow Agent. The Company knows of no individual holder, other than the Escrow Agent, Robert Grossman, Chase Manhattan Bank, Michael J. Blake and First Union National Bank who beneficially owns more than 5% of the Common Stock.

     To the knowledge of the Company, none of the beneficial owners of more than 10% of the Company's equity securities engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected the firm of Arthur Andersen LLP as its independent public accountants to audit the books and accounts of the Company for the 2000 fiscal year.

     Although the appointment of independent public accountants is not required to be ratified by the stockholders, the Board of Directors believes that the stockholders should participate in the selection of the independent public accountants through the ratification process. If such ratification is not obtained, the Board will consider the appointment of other independent public accountants for the following year.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and to have the opportunity to make a statement and to be available to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP.

                   PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

     Pursuant to the by-laws of the Company, the Secretary of the Company must be advised in writing of prospective nominations for election to the Board of Directors at the Meeting not less than thirty days before the date fixed for such Meeting.

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Company's Proxy Statement and form(s) of proxy relating to such Meeting no later than June 11, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail-Return Receipt Requested. Timely receipt of a stockholder's proposal, however, will satisfy only one of various requirements for inclusion in the Company's proxy materials.

                            DISCRETIONARY AUTHORITY

     It is not intended to bring before the Meeting any matters except the election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants. Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                                 OTHER MATTERS

     On written request, the Company will promptly provide without charge to each record or beneficial holder of the Company's Common Stock as of the Record Date, a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1999, as filed with the Securities and Exchange Commission. Requests should be addressed to Investor Relations, Emons Transportation Group, Inc., 96 South George Street, York, Pennsylvania 17401.

                              By Order of the Board of Directors,

                              /s/ Scott F. Ziegler
                              ----------------------------------
                              Scott F. Ziegler
                              Secretary

October 15, 1999

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF EMONS TRANSPORTATION GROUP, INC.

The Board of Directors recommends a vote "FOR" items 1 and 2.

1.   Election of Directors [_]   FOR all nominees listed [_]  WITHHELD as to all
                                 below (except as marked      nominees
                                 to the contrary below)


(Instructions: to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Michael J. Blake, Robert Grossman, Kimberly A. Madigan, Robert J. Smallacombe, Alfred P. Smith, Dean H. Wise and Scott F. Ziegler.

2. Ratification of appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 2000

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED HEREIN; AND "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

          PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.

                        EMONS TRANSPORTATION GROUP, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          The undersigned hereby appoints Robert Grossman and Scott F. Ziegler, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of EMONS TRANSPORTATION GROUP, INC., to be held on November 18, 1999, or at any adjournment thereof, to vote all shares of Common Stock, and shares of Common Stock represented by the Company's Convertible Preferred Stock not yet delivered to the Company for exchange, as designated below and upon such other business that may properly come before the meeting.

                                                Date:________________, 1999
                                                ___________________________
                                                ___________________________

                                                Please sign exactly
                                                as your name appears
                                                herein.

                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in the
                                                partnership name by authorized
                                                person.

                                      -2-